Exhibit 99.1

Enova Announces Fourth Quarter and Full Year 2015 Results

- Total 4Q15 combined originations rose 5.3% year over year to $546.4 million

- Installment loan and receivables purchase agreement revenue rose 28.0% year over year to $78.9 million

- Near-prime installment loan portfolio balances increased 84% year over year

- Granted full authorization from the U.K. regulator following a new review process for all consumer lenders to ensure they were meeting the rigorous standards set forth by the agency

- Recently completed first asset-backed securitization with a $175 million facility for the NetCredit installment loan portfolio

CHICAGO, Feb. 4, 2016 /PRNewswire/ -- Enova International (NYSE: ENVA), a technology and analytics driven online lender, today announced financial results for the quarter and year ended December 31, 2015.

"We are pleased with the improved results in our business during the fourth quarter," said David Fisher, CEO of Enova. "Our new initiatives continue to perform very well, reflecting the success of our strategy to diversify our business to prepare for anticipated regulatory changes in the United States. Leading these efforts is our NetCredit near-prime offering, which has progressed to solid profitability. Given the strong growth of this product, we successfully completed our inaugural securitization early in the first quarter of 2016. This transaction is a significant milestone for Enova and provides a strong validation of our underlying NetCredit portfolio and advanced analytics platform. Moreover, the offering lowers our cost of capital and provides a significant source of funding to sustain the anticipated growth of our near-prime business."

Fourth Quarter 2015 Summary

  Total revenue of $175.4 million in the fourth quarter of 2015 declined 9.9% from $194.7 million in the fourth quarter of 2014 as a 10.2% increase in U.S. revenue was offset by a 51.1% decrease in international revenue, primarily due to regulatory changes in the United Kingdom.
  Gross profit margin of 59.4% in the fourth quarter of 2015 declined from 68.9% in the fourth quarter of 2014, driven by stronger growth in the U.S. installment loan portfolio and a higher mix of new customers, which require higher loan loss provisions. The higher gross profit margin in the fourth quarter of 2014 was heavily influenced by the regulatory changes in the United Kingdom and the resulting decline in loan portfolios in that market.
  Adjusted EBITDA of $28.3 million, a non-GAAP measure, compared to $54.8 million in the fourth quarter of 2014.
  Net income decreased to $4.2 million, or $0.13 per diluted share, in the fourth quarter of 2015 from $22.5 million, or $0.68 per diluted share in the fourth quarter of 2014.

Full Year 2015 Summary

  Total revenue of $652.6 million in 2015 decreased from $809.8 million in 2014, as a 7.5% increase in U.S. revenue was offset by a 57.5% decline in international revenue.
  Gross profit margin of 66.8% in 2015 compared to 67.1% in 2014.
  Adjusted EBITDA of $155.7 million in 2015 compared to $235.8 million in 2014.
  Net income of $44.0 million, or $1.33 per diluted share, in 2015 compared to $111.7 million, or $3.38 per diluted share, in 2014.
  Adjusted earnings, a non-GAAP measure, of $53.0 million, or $1.60 per diluted share, in 2015 compared to $113.0 million, or $3.42 per diluted share, in 2014.

"Total originations rose sequentially in each of the last three quarters and we achieved our second consecutive quarter of year over year growth in originations since regulatory changes were implemented in the United Kingdom during 2014. This growth was led by our installment loan products, most notably our U.S. near-prime offering. Overall, installment loan products have grown to represent the largest portion of our revenue mix, accounting for 66% of our loan balances and 45% of total revenue in the fourth quarter," said Robert Clifton, CFO of Enova.

Enova ended the fourth quarter of 2015 with cash and cash equivalents of $42.1 million before issuing a term note for $107.4 million in January 2016, under its $175 million securitization facility. As of December 31, 2015, the company had combined loans and finance receivables of $536.1 million, an increase of 26.2% over the prior year period, and outstanding debt of $553.3 million. During the fourth quarter, Enova generated $78.4 million of cash flow from operations.

Outlook

For the first quarter 2016, Enova expects total revenue of $150 million to $165 million and Adjusted EBITDA of $25 million to $35 million. For the full year 2016, Enova expects total revenue of $675 million to $725 million and Adjusted EBITDA of $120 million to $140 million.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time on February 4, 2016. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International Call. A replay of the conference call will be available until February 12, 2016, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10078909.

About Enova

Enova is a leading provider of online financial services to the large and growing number of customers who use alternative financial services because of their limited access to more traditional credit. Enova offers or arranges loans for consumers and/or financing for small businesses in all 50 states and Washington D.C. in the United States and in five foreign countries:

  in the United States at https://www.cashnetusa.com, https://www.netcredit.com, https://www.headwaycapital.com and http://www.businessbacker.com, in the United Kingdom at https://www.quickquid.co.uk, https://www.poundstopocket.co.uk and https://www.onstride.co.uk, in Australia at https://www.dollarsdirect.com.au,
  in Canada at https://www.dollarsdirect.ca,
  in Brazil at https://www.simplic.com.br, and
  in China at https://www.youxinyi.cn.

Enova, through its trusted brands, uses its proprietary technology, analytics, and customer service capabilities to quickly evaluate, underwrite, and fund loans or provide financing to customers when and how they want it. Headquartered in Chicago, Enova has more than 1,100 employees serving its online customers across the globe.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, and stock-based compensation, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. In addition, management believes that the adjustment for lease termination and relocation costs shown below is useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of the expense item. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	December 31,
	2015	2014
Assets
Cash and cash equivalents	$42,066	$75,106
Loans and finance receivables, net	434,633	323,611
Income taxes receivable	5,503	—
Other receivables and prepaid expenses	20,049	16,631
Deferred tax assets	28,975	25,427
Property and equipment, net	48,055	33,985
Goodwill	267,008	255,862
Intangible assets, net	6,540	39
Other assets	28,041	29,536
Total assets	$880,870	$760,197
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$72,141	$57,277
Income taxes currently payable	—	6,802
Deferred tax liabilities	49,494	47,953
Long-term debt	553,267	494,181
Total liabilities	674,902	606,213
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,151,088 and 33,000,000 shares issued and 33,121,594 and 33,000,000 shares outstanding at December 31, 2015 and 2014, respectively	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	9,924	294
Retained earnings	200,853	156,861
Accumulated other comprehensive loss	(4,622)	(3,171)
Treasury stock, at cost (29,494 shares as of December 31, 2015)	(187)	—
Total stockholders' equity	205,968	153,984
Total liabilities and stockholders' equity	$880,870	$760,197

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$175,417	$194,722	$652,600	$809,837
Cost of Revenue	71,138	60,592	216,858	266,787
Gross Profit	104,279	134,130	435,742	543,050
Expenses
Marketing	32,451	35,163	116,882	127,862
Operations and technology	19,856	19,203	74,012	73,573
General and administrative	26,791	25,350	102,073	107,875
Depreciation and amortization	4,190	4,960	18,388	18,732
Total Expenses	83,288	84,676	311,355	328,042
Income from Operations	20,991	49,454	124,387	215,008
Interest expense, net	(13,382)	(13,273)	(52,883)	(38,474)
Foreign currency transaction gain (loss)	202	520	(985)	(35)
Income before Income Taxes	7,811	36,701	70,519	176,499
Provision for income taxes	3,630	14,199	26,527	64,828
Net Income	$4,181	$22,502	$43,992	$111,671
Earnings Per Share:
Earnings per common share:
Basic	$0.13	$0.68	$1.33	$3.38
Diluted	$0.13	$0.68	$1.33	$3.38
Weighted average common shares outstanding:
Basic	33,024	33,000	33,006	33,000
Diluted	33,061	33,031	33,026	33,008

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2015	2014
Cash flows provided by operating activities	$283,921	$429,935
Cash flows used in investing activities
Loans and finance receivables	(322,811)	(291,246)
Acquisitions	(17,735)	—
Property and equipment additions	(32,241)	(13,284)
Restricted cash deposit	—	(7,868)
Other investing activities	618	(699)
Total cash flows used in investing activities	(372,169)	(313,097)
Cash flows provided by (used in) financing activities	56,617	(79,039)
Effect of exchange rates on cash	(1,409)	(10,173)
Net increase in cash and cash equivalents	(33,040)	27,626
Cash and cash equivalents at beginning of year	75,106	47,480
Cash and cash equivalents at end of period	$42,066	$75,106

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three and twelve months ended December 31, 2015 and 2014.

	Three Months Ended
	December 31,
	2015	2014	$ Change	% Change
Domestic:
Revenue	$144,108	$130,712	$13,396	10.2%
Cost of revenue	63,828	48,906	14,922	30.5%
Gross profit	$80,280	$81,806	$(1,526)	(1.9)%
Gross profit margin	55.7%	62.6%	(6.9)%	(11.0)%
International:
Revenue	$31,309	$64,010	$(32,701)	(51.1)%
Cost of revenue	7,310	11,686	(4,376)	(37.4)%
Gross profit	$23,999	$52,324	$(28,325)	(54.1)%
Gross profit margin	76.7%	81.7%	(5.0)%	(6.1)%
Total:
Revenue	$175,417	$194,722	$(19,305)	(9.9)%
Cost of revenue	71,138	60,592	10,546	17.4%
Gross profit	$104,279	$134,130	$(29,851)	(22.3)%
Gross profit margin	59.4%	68.9%	(9.5)%	(13.8)%

	Year Ended December 31,
	2015	2014	$ Change	% Change
Domestic:
Revenue	$510,242	$474,715	$35,527	7.5%
Cost of revenue	196,963	171,798	25,165	14.6%
Gross profit	$313,279	$302,917	$10,362	3.4%
Gross profit margin	61.4%	63.8%	(2.4)%	(3.8)%
International:
Revenue	$142,358	$335,122	$(192,764)	(57.5)%
Cost of revenue	19,895	94,989	(75,094)	(79.1)%
Gross profit	$122,463	$240,133	$(117,670)	(49.0)%
Gross profit margin	86.0%	71.7%	14.3%	19.9%
Total:
Revenue	$652,600	$809,837	$(157,237)	(19.4)%
Cost of revenue	216,858	266,787	(49,929)	(18.7)%
Gross profit	$435,742	$543,050	$(107,308)	(19.8)%
Gross profit margin	66.8%	67.1%	(0.3)%	(0.4)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

Three Months Ended December 31	2015	2014	Change
Cost of revenue	$71,138	$60,592	$10,546
Charge-offs (net of recoveries)	68,557	64,693	3,864
Average combined loans and finance receivables, gross:
Company owned(a)	472,230	372,832	99,398
Guaranteed by Enova(a)(b)	34,881	34,483	398
Average combined loans and finance receivables, gross (a)(c)	$507,111	$407,315	$99,796
Ending combined loans and finance receivables, gross:
Company owned	$501,955	$388,559	$113,396
Guaranteed by Enova(b)	34,123	36,270	(2,147)
Ending combined loans and finance receivables, gross (c)	$536,078	$424,829	$111,249
Ending allowance and liability for losses	$69,078	$66,524	$2,554
Combined originations(d)	$546,352	$519,057	$27,295

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	14.0%	14.9%	(0.9)%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	13.5%	15.9%	(2.4)%
Gross profit margin	59.4%	68.9%	(9.5)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	12.9%	15.7%	(2.8)% %

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO programs and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income(a)	$4,181	$22,502	$43,992	$111,671
Adjustments (net of tax):
Lease termination and relocation costs(b)	—	—	2,076	906
Intangible asset amortization	301	5	308	28
Stock-based compensation expense	1,856	256	6,008	420
Foreign currency transaction (gain) loss	(140)	(332)	614	22

Adjusted earnings(a)	$6,198	$22,431	$52,998	$113,047

Diluted earnings per share(a)	$0.13	$0.68	$1.33	$3.38
Adjustments (net of tax):
Lease termination and relocation costs(b)	—	—	0.06	0.03
Intangible asset amortization	0.01	—	0.01	—
Stock-based compensation expense	0.06	0.01	0.18	0.01
Foreign currency transaction (gain) loss	(0.01)	(0.01)	0.02	-

Adjusted earnings per share(a)	$0.19	$0.68	$1.60	$3.42

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income(a)	$4,181	$22,502	$43,992	$111,671
Depreciation and amortization expenses	4,190	4,960	18,388	18,732
Interest expense, net	13,382	13,273	52,883	38,474
Foreign currency transaction (gain) loss	(202)	(520)	985	35
Provision for income taxes	3,630	14,199	26,527	64,828
Stock-based compensation expense	3,089	407	9,630	664
Adjustments:
Lease termination and relocation costs(b)	—	—	3,270	1,415

Adjusted EBITDA(a)	$28,270	$54,821	$155,675	$235,819

Adjusted EBITDA margin calculated as follows:
Total Revenue(a)	$175,417	$194,722	$652,600	$809,837
Adjusted EBITDA(a)	28,270	54,821	155,675	235,819
Adjusted EBITDA as a percentage of total revenue	16.1%	28.2%	23.9%	29.1%

(a)

Includes an out-of-period adjustment to correct the Company's revenue recognition policy in order to recognize line of credit draw fees over the period the draw is outstanding. The Company recorded a $2.5 million reduction to revenue ($1.6 million net of tax or $0.05 per diluted share) during the fourth quarter of 2015.

(b)

In May 2015, the Company relocated its headquarters and as a result incurred $3.3 million of facility cease-use charges ($2.1 million net of tax) consisting of remaining lease obligations and disposal costs on its prior headquarters.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)

Estimated Adjusted EBITDA For 2016

The following table reconciles estimated Income from operations to Adjusted EBITDA, a non-GAAP measure:

	Estimated Results
	Three Months Ended March 31, 2016
	Low	High
	Unaudited
Income from operations	$19,000	$29,000
Depreciation and amortization	4,000	4,000
Stock-based compensation expense	2,000	2,000
Adjusted EBITDA	$25,000	$35,000

	Estimated Results
	Year Ended December 31, 2016
	Low	High
	Unaudited
Income from operations	$92,000	$112,000
Depreciation and amortization	18,000	18,000
Stock-based compensation expense	10,000	10,000
Adjusted EBITDA	$120,000	$140,000

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CONTACT: Public Relations Contact: Caroline Vasquez, Email: media@enova.com; or Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com